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                                                                   Exhibit 24.01

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-98101 and 2-97465) pertaining to the Incentive Stock Option Plan of Grey Advertising Inc. of our report dated February 7, 1997 on the consolidated financial statements of Grey Advertising Inc. and consolidated subsidiary companies included in the Annual Report
     (Form 10-K) for the year ended December 31, 1996.


                                                               ERNST & YOUNG LLP



     New York, New York
     March 28, 1997


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